SCHEDULE 14A
                                 (Rule 14a-101)

                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]    Preliminary Proxy Statement         [ ]   Confidential, for Use of the
[ ]    Definitive Proxy Statement                Commission Only (as permitted
[ ]    Definitive Additional Materials           by Rule 14a-6(e)(2))
[ ]    Soliciting Material Pursuant
       to Rule 14a-11(c) or Rule 14a-12

                             ObjectSoft Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

                           1.Title of each class of securities to which
transaction applies:



                           2.Aggregate number of securities to which transaction
 applies:

                           3.Per unit price or other underlying value of
transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):



                           4.Proposed maximum aggregate value of transaction:



                           5.Total fee paid:



[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

                           1.Amount Previously Paid:



                           2.Form, Schedule or Registration Statement No.:



                           3.Filing Party:



                           4.Date Filed:

                                                              September __, 1999



Dear Stockholder:

                  You are cordially invited to attend a Special Meeting of Stockholders to be held at the offices of ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey on Tuesday, October 12, 1999 at 10:00 A.M., local time. The matters to be acted upon at that meeting are set forth and described in the Notice of Special Meeting and Proxy Statement which accompany this letter. We request that you read these documents carefully.

                  We hope that you plan to attend the meeting. However, if you are not able to join us, we urge you to exercise your right as a stockholder and vote. Please promptly sign, date and return the enclosed proxy card in the accompanying postage prepaid envelope. You may, of course, attend the Special Meeting of Stockholders and vote in person even if you have previously mailed your proxy card.


                                              Sincerely,

                                              DAVID E. Y. SARNA
                                              Chairman and Secretary






IT IS IMPORTANT THAT YOU VOTE, SIGN AND RETURN THE ACCOMPANYING PROXY CARD AS SOON AS POSSIBLE.

                             OBJECTSOFT CORPORATION
                              CONTINENTAL PLAZA III
                              433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601
                                   ----------

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON OCTOBER 12, 1999

To the Stockholders of ObjectSoft Corporation:

                  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Meeting") of ObjectSoft Corporation, a Delaware corporation (the "Company"), will be held at the offices of the Company, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601 on Tuesday, October 12, 1999 at 10:00 A.M., local time, for the following purposes:

                  1. To approve an amendment to the Company's Certificate of Incorporation in order to effect a stock combination (reverse split) of the Company's Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each six outstanding shares of Common Stock;

                  2. To approve the issuance of the Company's securities pursuant to a Subscription Agreement dated as of August 13, 1999, as amended, among the Company, Warwick Corporation, Ltd. and the investors referred to therein;

                  3. The transaction of such other business as may properly come before the Meeting or any adjournments or postponements thereof.

                  Only holders of record of Common Stock of the Company at the close of business on September 3, 1999 will be entitled to notice of, and to vote at, the Meeting and any adjournments thereof. A complete list of the stockholders entitled to vote will be available for inspection by any stockholder during the Meeting. In addition, the list will be open for examination by any stockholder, for any purpose germane to the Meeting, during ordinary business hours, for a period of at least 10 days prior to the Meeting at the offices of the Company, located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601.

                                             By Order of the Board of Directors,

                                             DAVID E. Y. SARNA
                                             Secretary

Hackensack, New Jersey
September __, 1999


--------------------------------------------------------------------------------


IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. EACH STOCKHOLDER IS URGED TO SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WHICH IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. AN ENVELOPE ADDRESSED TO THE COMPANY'S TRANSFER AGENT IS ENCLOSED FOR THAT PURPOSE AND NEEDS NO POSTAGE IF MAILED IN THE UNITED STATES.

--------------------------------------------------------------------------------

                             OBJECTSOFT CORPORATION
                              CONTINENTAL PLAZA III
                              433 HACKENSACK AVENUE
                          HACKENSACK, NEW JERSEY 07601
                              --------------------

                                 PROXY STATEMENT
                              --------------------

                  This Proxy Statement is furnished to the holders of Common Stock, par value $.0001 per share ("Common Stock"), of ObjectSoft Corporation (the "Company") in connection with the solicitation and on behalf of its Board of Directors of proxies ("Proxy" or "Proxies") for use at a Special Meeting of Stockholders (the "Meeting") to be held on Tuesday, October 12, 1999 at 10:00 A.M., local time, at the offices of the Company, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey, and at any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Special Meeting of Stockholders.

         The principal executive offices of the Company are located at Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601, and its telephone number is (201) 343-9100. This Proxy Statement and accompanying form of proxy are being mailed on or about September __, 1999 to all stockholders of record on September 3, 1999 (the "Record Date").

         Any stockholder giving a proxy has the power to revoke the same at any time before it is voted by delivering a written notice to the Secretary of the Company at its offices, by executing a later-dated proxy or by attending the Meeting and voting in person. The cost of soliciting proxies will be borne by the Company. The Company has no contract or arrangement with any party in connection with the solicitation of proxies. Following the mailing of the proxy materials, solicitation of proxies may be made by officers and employees of the Company by mail, telephone, telegram or personal interview. Properly executed proxies will be voted in accordance with instructions given by stockholders at the places provided for such purpose in the accompanying proxy. Unless contrary instructions are given by stockholders, the shares represented by such proxies are intended to be voted FOR approval of an amendment to the Company's Certificate of Incorporation as described below in Proposal 1, and FOR approval of the issuance of the Company's securities pursuant to a Subscription Agreement dated as of August 13, 1999, as amended, among the Company, Warwick Corporation, Ltd. and the investors referred to therein, as described below in Proposal 2. The Board of Directors does not know of any other matters that may be brought before the Meeting. In the event that any other matter should come before the Meeting, the persons named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with their best judgment.

                                VOTING SECURITIES

         Stockholders of record as of the close of business on the Record Date will be entitled to notice of, and to vote at, the Meeting or any adjournments thereof. On the Record Date, there were [9,260,639] outstanding shares of Common Stock. Each holder of Common Stock is entitled to one vote for each share held by such holder. The attendance, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. If less than a majority of outstanding shares entitled to vote are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting to another date, time or place, and notice need not be given of the new date, time and place if the new date, time or place is announced at the Meeting before an adjournment is taken.

         Proxies submitted which contain abstentions or broker non-votes will be deemed present at the Meeting for purposes of determining the presence of a quorum. Shares of Common Stock that are voted to abstain with respect to any matter will be considered cast with respect to that matter and will have the same effect as negative votes. Shares subject to broker non-votes with respect to any matter will not be considered cast with respect to that matter.

                          SECURITY HOLDINGS OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

                  The following table sets forth information as to the ownership of shares of the Company's Common Stock as of ___________, 1999 with respect to
(i) holders known to the Company to beneficially own more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) the Company's Co-Chief Executive Officers and each other executive officer whose annual cash compensation for 1998 exceeded $100,000 and (iv) all directors and executive officers of the Company as a group.


                                       Amount and Nature
Name and Address of                      of Beneficial
Beneficial Owners (1)                    Ownership (2)      Percentage (3)
---------------------                   --------------      --------------

David E. Y. Sarna (4) (5)                  694,000                 7.39%
George J. Febish (4) (6)                   932,500                 9.94%
Daniel E. Ryan (7)                          25,000                 *
Michael A. Burak (8)                        11,000                 *
All Executive Officers and Directors     1,662,500                17.42%
as a Group (4 persons) (9)
--------------
*        Less than 1%.

(1) Unless otherwise indicated, the business address of each of the executive officers and directors is c/o ObjectSoft Corporation, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601.

(2) Unless otherwise noted, the Company believes that all persons named have sole voting and investment power with respect to all shares of Common Stock listed as owned by them.

(3) Each person's percentage interest is determined assuming that all options, warrants and convertible securities that are held by such person (but not by anyone else) and which are exercisable or convertible within 60 days have been exercised for or converted into Common Stock.

(4) Includes, for each of Messrs. Sarna and Febish, immediately exercisable warrants to purchase 50,000 shares of Common Stock and immediately exercisable options to purchase 75,000 shares of Common Stock granted under the Company's 1996 Stock Option Plan (the "1996 Plan").

(5) Includes 150,000 shares held by The David E. Y. Sarna Family Trust ("Sarna Trust"), of which Rachel Sarna, the wife of Mr. Sarna, and Melvin Weinberg, Esq. are the trustees. The children of Mr. and Dr. Sarna are the sole beneficiaries. Mr. Sarna disclaims beneficial ownership of the shares held by the Sarna Trust. Mr. Weinberg and Dr. Sarna are trustees of the Sarna Trust and share dispositive power with respect to the shares of Common Stock owned by the Sarna Trust, but Dr. Sarna has the sole voting power with respect to such shares. Mr. Weinberg disclaims beneficial ownership of the shares held by the Sarna Trust.

(6) Includes 150,000 shares held by The George J. Febish Family Trust ("Febish Trust"), of which Janis Febish, the wife of Mr. Febish, and Melvin Weinberg, Esq. are the trustees. The children of Mr. and Mrs. Febish are the sole beneficiaries. Mr. Febish disclaims beneficial ownership of the shares held by the Febish Trust. Mr. Weinberg and Mrs. Febish are trustees of the Febish Trust and share dispositive power with respect to the shares of Common Stock owned by the Febish Trust, but Mrs. Febish has the sole voting power with respect to such shares. Mr. Weinberg disclaims beneficial ownership of the shares of Common Stock held by the Febish Trust.

(7) Includes immediately exercisable options to purchase 25,000 shares of Common Stock granted under the Company's 1996 Plan.

(8) Includes immediately exercisable options to purchase 10,000 shares of Common Stock granted under the Company's 1996 Plan and 1,000 shares of Common Stock purchased on the open market in the name of Lois Burak, Mr. Burak's wife. Mr. Burak disclaims beneficial ownership of the shares of Common Stock held by his wife.

(9) Includes 185,000 shares of Common Stock which certain of the current executive officers and directors have a right to acquire pursuant to presently exercisable stock options and 100,000 shares of Common Stock which certain of the current executive officers and directors have a right to acquire pursuant to presently exercisable warrants.

                                   PROPOSAL 1
             TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF
        INCORPORATION IN ORDER TO EFFECT A REVERSE SPLIT OF THE COMPANY'S
                                  COMMON STOCK

GENERAL

                  The Company's Board of Directors (the "Board") has unanimously adopted resolutions proposing, declaring advisable and recommending that stockholders authorize an Amendment to the Company's Certificate of Incorporation (the "Amendment") to (i) effect a stock combination (reverse split) of the Company's Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each six outstanding shares of Common Stock (the "Reverse Split") and (ii) provide that no fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share. There will be no change in the number of the Company's authorized shares of Common Stock and no change in its par value.

                  If the Reverse Split is approved, the Board will have authority, without further stockholder approval, to effect the Reverse Split pursuant to which the Company's outstanding shares (the "Old Shares") of Common Stock would be exchanged for new shares (the "New Shares") of Common Stock, in an exchange ratio to be approved by the Board, ranging from one New Share for each two Old Shares to one New Share for each six Old Shares. The number of Old Shares for which each New Share is to be exchanged is referred to as the "Exchange Number." The Exchange Number may, within such range, be a whole number or a whole number and fraction of a whole number.

                  In addition, the Board will have the authority to determine the exact timing of the effective date and time of the Reverse Split, which may be any time prior to June 30, 2000, without further stockholder approval. Such timing and Exchange Number will be determined in the judgment of the Board, with the intention of maximizing the Company's ability to remain in compliance with the continued listing maintenance requirements of The Nasdaq Stock Market, Inc. ("Nasdaq"), to raise financing and for other intended benefits of the Reverse Split. See "-- Purposes of the Reverse Split," below. The text of the proposed Amendment (subject to inserting the effective time of the Reverse Split and the Exchange Number) is set forth in Exhibit A to this Proxy Statement. The Amendment also makes some clarifying and conforming changes to preferred stock provisions to the effect that the maximum conversion prices of such preferred stock will be increased proportionately in the event of the Reverse Split.

                  The Board also reserves the right, notwithstanding stockholder approval and without further action by stockholders, to not proceed with the Reverse Split if, at any time prior to filing the Amendment with the Secretary of State of the State of Delaware, the Board, in its sole discretion, determines that the Reverse Split is no longer in the best interests of the Company and its stockholders. The Board may consider a variety of factors in determining whether or not to implement the Reverse Split and in determining the Exchange Number including, but not limited to, overall trends in the stock market, recent changes and anticipated trends in the market price per share of the Common Stock, business and transactional developments and the Company's actual and projected financial performance.

PURPOSES OF THE REVERSE SPLIT

                  The Common Stock is quoted on The Nasdaq SmallCap Market. In order for the Common Stock to continue to be quoted on The Nasdaq SmallCap Market, the Company and its Common Stock are required to continue to comply with various listing maintenance standards established by Nasdaq. Among other things, as such requirements pertain to the Company, the Company is required to maintain net tangible assets of at least $2,000,000 (at June 30, 1999 the Company's net tangible assets, as defined by Nasdaq, were approximately $2,521,000 and, on a pro forma basis giving effect to the financing referred to in Proposal 2, which closed in August 1999, were approximately $4,715,900) and its Common Stock must (a) have an aggregate market value of shares held by persons other than officers and directors ("public float") of at least $1,000,000, (b) be held by at least 300 persons who own at least 100 shares and (c) have a minimum bid price of at least $1.00 per share.

                  Under Nasdaq's listing maintenance standards, if the closing bid price of the Common Stock is under $1.00 per share for thirty consecutive business days and does not thereafter regain compliance for a minimum of ten consecutive business days during the ninety calendar days following notification by Nasdaq, Nasdaq may delist the Common Stock from trading on The Nasdaq SmallCap Market. The bid price of the Company's Common Stock has closed below $1.00 per share since August 3, 1999. On September 1, 1999, the Company received a letter from Nasdaq that it would continue to list the Company's stock on The Nasdaq SmallCap Market pursuant to a temporary exception, which requires that the Company meet certain conditions relating to maintenance of the closing bid price of at least $1.00 per share. The Company must begin to meet the terms of the exception by October 15, 1999. If the Company is unable to demonstrate compliance with the exception, the Common Stock will be delisted. The Company understands that it is Nasdaq's position that an ability to demonstrate sustained compliance with all requirements for continued listing also is required to achieve compliance with such exception. The principal purpose of the Reverse Split is to increase the market price of the Common Stock above the Nasdaq minimum bid requirement (which does not adjust for the Reverse Split). If a delisting were to occur, the Common Stock would trade on the OTC Bulletin Board or in the "pink sheets" maintained by the National Quotation Bureau, Inc. Such alternatives are generally considered to be less efficient markets.

                  The purpose of the Reverse Split also would be to increase the market price of the Common Stock in order to make the Common Stock more attractive to raise financing (and, therefore, both raise cash to support the Company's operations and increase the Company's net tangible assets to facilitate compliance with Nasdaq requirements), and as a possible currency for acquisitions and other transactions. The Company's Common Stock has traded on The Nasdaq SmallCap Market at market prices ranging from approximately $____ to approximately $____ since __________, 1999. This has reduced the attractiveness of using the Common Stock in order to raise financing to support the Company's operations and to increase the Company's net worth and as consideration for potential acquisitions (which, when coupled with the Company's need to deploy its available cash for operations, has rendered acquisitions difficult to negotiate). Furthermore, the Company believes that maintaining the Company's listing on The Nasdaq SmallCap Market may provide the Company with a broader market for its Common Stock and, therefore, facilitate the use of the Common Stock in acquisitions and financing transactions in which the Company may engage.

                  There can be no assurance, however, that, even after consummating the Reverse Split, the Company will meet the minimum bid price and otherwise meet the requirements of Nasdaq for continued inclusion for trading on The Nasdaq SmallCap Market, or that it will be able to utilize its Common Stock in order to effectuate financing or acquisition transactions.

                  Giving the Board authority to implement the Reverse Split will avoid the need to call a special meeting of stockholders under time constraints to authorize a reverse split should it become necessary in order to seek to effectuate a financing or acquisition transaction or to meet Nasdaq's listing maintenance criteria.

                  The Reverse Split will not change the proportionate equity interests of the Company's stockholders, nor will the respective voting rights and other rights of stockholders be altered, except for possible immaterial changes due to rounding up to eliminate fractional shares. The Common Stock issued pursuant to the Reverse Split will remain fully paid and nonassessable. The Company will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended.

CERTAIN EFFECTS OF THE REVERSE SPLIT

                  The following table illustrates the principal effects of the Reverse Split on the Common Stock:


                                                    Prior to      After 1-for-2      After 1-for-4     After 1-for-6
                                                    Reverse           Reverse           Reverse           Reverse
                                                    Stock             Stock             Stock             Stock
Number of Shares                                    Split             Split             Split             Split
Common Stock:
  Authorized..................................     50,000,000        50,000,000        50,000,000       50,000,000
   Outstanding (1)............................      9,260,639         4,630,320         2,315,160        1,543,440
                                                  -----------       -----------       -----------      -----------
   Available for Future
        Issuance..............................     40,739,361        45,369,681        47,684,840       48,456,560

Financial Data (2)
Stockholders' Equity:

   Preferred Stock............................      3,180,000         3,180,000         3,180,000        3,180,000
   Common Stock...............................            900               450               225              150
   Additional Paid-in Capital.................     10,271,700        10,272,150        10,272,375       10,272,450
Deficit Accumulated During Development Stage..     (8,736,700)       (8,736,700)       (8,736,700)      (8,736,700)
                                                  -----------       -----------       -----------      -----------
   Total Stockholders' Equity.................     $4,715,900        $4,715,900        $4,715,900       $4,715,900
                                                  ===========       ===========       ===========      ===========
Net Loss per Common share:
   Six months ended June 30,
        1999..................................    $     (0.31)       $    (0.62)      $    (1.24)      $     (1.86)
                                                  ===========       ===========       ==========       ===========
Book Value Per Common
   Share at June 30, 1999.....................    $      0.51        $     1.02       $     2.04       $      3.06
                                                  ===========       ===========       ==========       ===========

   -----------------------------

(1) Gives effect to the Reverse Split, excluding New Shares to be issued in lieu of fractional shares, and to conversions of convertible preferred stock through August 12, 1999. Excludes, on a pre-Reverse Split basis: an indeterminate number of shares of Common Stock subject to potential issuance upon conversion of the outstanding shares of preferred stock; 4,377,861 shares of Common Stock which were subject to outstanding options and warrants; and 605,833 additional shares of Common Stock which were available for the grant of future options under the 1996 Plan. The number of shares of Common Stock issuable upon conversion of each outstanding series of preferred stock is dependent upon the market price of Common Stock. Accordingly, the actual number of shares of Common Stock issued upon conversion of such preferred stock cannot be determined at this time. Upon effectiveness of the Reverse Split, each option and warrant would entitle the holder to acquire a number of shares equal to the number of shares which the holder was entitled to acquire prior to the Reverse Split divided by the Exchange Number at the exercise price in effect immediately prior to the Reverse Split multiplied by the Exchange Number.

(2) Rounded to the nearest $100. Balance sheet data gives effect to the Reverse Split and to the August 1999 convertible preferred stock financing as if such transactions occurred on June 30, 1999, subject to adjustment resulting from the issuance of New Shares in lieu of fractional shares.


                  Stockholders should recognize that, if the Reverse Split is effectuated, they will own a fewer number of shares than they presently own (a number equal to the number of shares owned immediately prior to the filing of the Amendment divided by the Exchange Number, as adjusted to include New Shares to be issued in lieu of fractional shares). While the Company expects that the Reverse Split will result in an increase in the market price of the Common Stock, there can be no assurance that the Reverse Split will increase the market price of the Common Stock by a multiple equal to the Exchange Number or result in a permanent increase in the market price (which is dependent upon many factors, including the Company's performance and prospects). Also, should the market price of the Company's Common Stock decline after the Reverse Split, the percentage decline may be greater than would pertain in the absence of the Reverse Split. Furthermore, the possibility exists that liquidity in the market price of the Common Stock could be adversely affected by the reduced number of shares that would be outstanding after the Reverse Split. In addition, the Reverse Split will increase the number of stockholders of the Company who own odd-lots (less than 100 shares). Stockholders who hold odd-lots typically will experience an increase in the cost of selling their shares, as well as greater difficulty in effecting such sales. In addition, an increase in the number of odd-lot holders will reduce the number of holders of round lots (100 or more shares), which could adversely affect the Nasdaq listing requirement that the Company have at least 300 round lot holders. Consequently, there can be no assurance that the Reverse Split will achieve the desired results that have been outlined above.

                  Stockholders should also recognize that, as indicated in the foregoing table, there will be an increase in the number of shares which the Company will be able to issue from authorized but unissued shares of Common Stock. As a result of any issuance of shares, the equity and voting rights of holders of outstanding shares may be diluted.

PROCEDURE FOR EFFECTING REVERSE SPLIT AND EXCHANGE OF STOCK CERTIFICATES

                  If the Amendment is approved by the Company's stockholders, and if the Board still believes that the Reverse Split is in the best interests of the Company and its stockholders, the Company will file the Amendment with the Secretary of State of the State of Delaware at such time as the Board has determined the appropriate Exchange Number and the appropriate effective time for such split. The Board may delay effecting the Reverse Split until as late as June 30, 2000 without resoliciting stockholder approval. The Reverse Split will become effective on the date of filing the Amendment at the time specified in the Amendment (the "Effective Time"). Beginning at the Effective Time, each certificate representing Old Shares will be deemed for all corporate purposes to evidence ownership of New Shares.

                  As soon as practicable after the Effective Time, stockholders will be notified that the Reverse Split has been effected and of the exact Exchange Number. The Company expects that its transfer agent will act as exchange agent (the "Exchange Agent") for purposes of implementing the exchange of stock certificates. Holders of Old Shares will be asked to surrender to the Exchange Agent certificates representing Old Shares in exchange for certificates representing New Shares in accordance with the procedures to be set forth in a letter of transmittal to be sent by the Exchange Agent. No new certificates will be issued to a stockholder until such stockholder has surrendered such stockholder's outstanding certificate(s) together with the properly completed and executed letter of transmittal to the Exchange Agent. Any Old Shares submitted for transfer, whether pursuant to a sale or other disposition, or otherwise, will automatically be exchanged for New Shares at the exchange ratio. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE AND SHOULD NOT SUBMIT ANY CERTIFICATES UNTIL REQUESTED TO DO SO.

FRACTIONAL SHARES

                  No scrip or fractional certificates will be issued in connection with the Reverse Split. Any fraction of a share that any stockholders of record otherwise would be entitled to receive shall be rounded up to the nearest whole share.

NO DISSENTER'S RIGHTS

                  Under Delaware law, stockholders are not entitled to dissenter's rights with respect to the proposed Amendment.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

                  The following is a summary of certain material U.S. federal income tax consequences of the Reverse Split and does not purport to be complete. It does not discuss any state, local, foreign or minimum income or other U.S. federal tax consequences. Also, it does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the provisions of the U.S. federal income tax law as of the date hereof, which is subject to change retroactively as well as prospectively. This summary also assumes that the Old Shares were, and the New Shares will be, held as a "capital asset," as defined in the Internal Revenue Code of 1986, as amended (generally, property held for investment). The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder. EACH STOCKHOLDER SHOULD CONSULT WITH SUCH STOCKHOLDER'S OWN TAX ADVISOR WITH RESPECT TO THE CONSEQUENCES OF THE REVERSE SPLIT.

                  The Reverse Split is an isolated transaction and is not part of a plan to periodically increase any stockholder's proportionate interest in the assets or earnings and profits of the Company. As a result, no gain or loss should be recognized by a stockholder of the Company upon such stockholder's exchange of Old Shares for New Shares pursuant to the Reverse Split. The aggregate tax basis of the New Shares received in the Reverse Split will be the same as the stockholder's aggregate tax basis in the Old Shares exchanged therefor. The stockholder's holding period for the New Shares will include the period during which the stockholder held the Old Shares surrendered in the Reverse Split.

REQUIRED VOTE

                  In accordance with the Delaware General Corporation Law and the Company's Certificate of Incorporation, the affirmative vote of a majority of the outstanding shares of Common Stock entitled to vote thereon is required to adopt this proposed Amendment. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

                  THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE FOR PROPOSAL 1.

                                   PROPOSAL 2
        TO APPROVE THE ISSUANCE OF THE COMPANY'S SECURITIES PURSUANT TO A
         SUBSCRIPTION AGREEMENT DATED AS OF AUGUST 13, 1999, AS AMENDED

                  As of August 13, 1999, the Company closed a private financing under a 6% Series F Convertible Preferred Stock Subscription Agreement dated as of August 13, 1999, as amended (the "Series F Agreement"), with Warwick Corporation, Ltd. ("Warwick") and certain investors, contemplating a funding of $2,350,000 of 6% Series F Convertible Preferred Stock (the "Series F Shares") and warrants (the "Warrants") to purchase 235,000 shares of Common Stock or other securities issued or issuable pursuant to the exercise of the Warrants. The Company has agreed to file a registration statement under the Securities Act of 1933, as amended, registering for resale the shares of Common Stock issuable in connection with the Agreement. As a result of the financing, Warwick received for its services as a finder a fee equal to six percent of the aggregate purchase price paid by the investors.

                  Each Series F Share may be converted into shares of Common Stock at a conversion rate determined by dividing $100, the purchase price per Series F Share, by the Conversion Price, which is the lesser of (a) 0.80 times the average Closing Bid Price, as defined in the Certificate of Designation of Series F Convertible Preferred Stock, of the Common Stock for the five trading days ending on the day prior to conversion, or (b) $1.21 (subject to appropriate upward adjustment if the Reverse Split is implemented). The Series F Shares may not be converted until the earlier of (i) the ninetieth day after the closing date of the financing and (ii) the effective date of the registration statement, and thereafter only one-third of a holder's acquired Series F Shares may be converted, on a cumulative basis, during each 30-day period. The Series F Shares will automatically convert into Common Stock on the second anniversary of the closing date.

                  The number of shares of Common Stock issuable to each holder of Series F Shares at any time upon conversion will not exceed the number of shares which, when aggregated with all other shares of Common Stock then owned of record by such holder, would result in such holder owning, in the aggregate, more than 4.99% of all of the Company's outstanding Common Stock on the date of conversion.

                  The Warrants are exercisable for five years at a per share exercise price of $1.07. One-half of each investor's Warrants are callable at a nominal price if the Common Stock trades at a price equal to or in excess of 150% of the exercise price for 20 consecutive days.

                  The investors have agreed to vote all shares of Common Stock which may be beneficially held by them in favor of all nominees to the Company's Board of Directors who are nominated by the then current Board of Directors.

                  The Company will not be able, under the Series F Agreement, to issue an amount of shares of Common Stock exceeding 19.99% or more of the Common Stock of the Company outstanding at the time of the original closing unless this proposal is approved by the Company's stockholders or unless a waiver is obtained from Nasdaq. See below "-- Reason for Stockholder Approval". In the event that neither approval from stockholders nor a waiver from Nasdaq is obtained, the Company is only obligated under the Series F Agreement to convert the Series F Shares into Common Stock in the applicable pro rata amounts so that no more than 19.99% of the Company's Common Stock outstanding at the time of the original closing will be issued under the Series F Agreement.

REASON FOR STOCKHOLDER APPROVAL

                  Under the rules of the National Association of Securities Dealers, issuers whose securities are listed on The Nasdaq SmallCap Market, the exchange on which the Company's Common Stock is listed, are required to obtain stockholder approval, prior to the issuance of securities, in the following limited circumstances, in connection with a transaction other than a public offering involving: (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial stockholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or (ii) the sale or issuance by the company of common stock (or securities convertible into or exercisable to purchase common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

                  Assuming the conversion date of ______, 1999 and based on the applicable Closing Bid Price of the Common Stock, if all outstanding Series F Shares were converted into Common Stock, the Common Stock issuable under the Series F Agreement would be approximately ____% of the shares outstanding. However, if the Closing Bid Price of the Common Stock were to decrease significantly, the Common Stock issuable upon conversion of the Series F Shares pursuant to the Series F Agreement could exceed 20% of the shares of Common Stock outstanding and such conversion could conceivably effect a change in control of the Company.

                  Therefore, the Board of Directors seeks stockholder approval of the proposed issuances of securities pursuant to the Series F Agreement which, if issued to full extent, could potentially involve the Company issuing 20% or more of the shares of Common Stock outstanding. Stockholders are being asked to approve only the proposed issuances and are not being asked to approve any other aspect of the funding.

VOTE REQUIRED

                  The affirmative vote of the majority of shares of Common Stock of the Company present in person or represented by proxy at the Meeting and entitled to vote on such matter is required to approve the issuance of the securities pursuant to the Series F Agreement. In addition, the affirmative vote of a majority of the outstanding shares of each outstanding series of preferred stock may be required.

                  THE BOARD OF DIRECTORS HAS UNANIMOUSLY RECOMMENDED A VOTE FOR PROPOSAL 2.

                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

                  From time to time, stockholders may present proposals for consideration at a stockholders meeting which may be proper subjects for inclusion in the proxy statement related to that meeting. Stockholder proposals intended for inclusion in the proxy statement for the Company's 2000 Annual Meeting of Stockholders must be received by the Company's Secretary at its principal offices, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey 07601 by February 10, 2000. As to any proposals intended to be presented by a stockholder without inclusion in the Company's proxy statement and form of proxy for the Company's 2000 Annual Meeting of Stockholders, the proxies named in the Company's form of proxy for that meeting will be entitled to exercise discretionary authority on that proposal unless the Company receives notice of the matter on or before April 19, 2000. However, even if such notice is timely received, such proxies may nevertheless be entitled to exercise discretionary authority on that matter to the extent permitted by Securities and Exchange Commission regulations.

OTHER MATTERS

                  Management does not intend to bring before the Meeting for action any matters other than those specifically referred to above and is not aware of any other matters which are proposed to be presented by others. If any other matters or motions should properly come before the Meeting, the persons named in the Proxy intend to vote thereon in accordance with their judgment on such matters or motions, including any matters or motions dealing with the conduct of the Meeting.

PROXIES

                  All stockholders are urged to fill in their choices with respect to the matters to be voted on, sign and promptly return the enclosed form of Proxy.


                                             By Order of the Board of Directors,

                                             DAVID E. Y. SARNA
                                             Chairman and Secretary


Hackensack, New Jersey
September __, 1999

                                                                      EXHIBIT A


         Article Fourth of the Company's Certificate of Incorporation, as amended, is to be amended to add the following immediately after the present Section (1) thereof (which sets forth the number and par value of the Company's authorized capital stock, none of which is being amended):


                   "Effective 12:01 a.m. on           *                    (the
         "Effective Time"), each   +   ( + ) shares of Common Stock then issued
         shall be automatically combined into one share of Common Stock of the Corporation. [Each of the "Closing Price" as defined in the Certificate of Designation of Series E Convertible Preferred Stock, as amended, and the "Maximum Price" as defined in the Certificate of Designation of Series F Convertible Preferred Stock shall be automatically increased
         to a dollar amount which is    +     times the previous amount.]** No
         fractional shares or scrip representing fractions of a share shall be issued, but in lieu thereof, each fraction of a share that any stockholder would otherwise be entitled to receive shall be rounded up to the nearest whole share."

   -----------------------------
* Insert the date of the Effective Time of the Amendment determined by the Company's Board of Directors.
+ Insert Exchange Number, ranging from two to six, determined by the Company's Board of Directors.
** Insert if, and to the extent that, shares of such series of preferred stock are outstanding.

                                   PROXY CARD

PROXY                                                                      PROXY

                             OBJECTSOFT CORPORATION

                 (SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS)


                  The undersigned holder of Common Stock of OBJECTSOFT CORPORATION, revoking all proxies heretofore given, hereby constitutes and appoints David E. Y. Sarna and George J. Febish and each of them, Proxies, with full power of substitution, for the undersigned and in the name, place and stead of the undersigned, to vote all of the undersigned's shares of said stock, according to the number of votes and with all the powers the undersigned would possess if personally present, at the Special Meeting of Stockholders of OBJECTSOFT CORPORATION, to be held at the offices of the Company, Continental Plaza III, 433 Hackensack Avenue, Hackensack, New Jersey on Tuesday, October 12, 1999 at 10:00 A.M., local time, and at any adjournments or postponements thereof.

                  The undersigned hereby acknowledges receipt of the Notice of Special Meeting and Proxy Statement relating to the meeting and hereby revokes any proxy or proxies heretofore given.

                  Each properly executed Proxy will be voted in accordance with the specifications made on the reverse side of this Proxy and in the discretion of the Proxies on any other matter that may come before the meeting. Where no choice is specified, this Proxy will be voted FOR each proposal set forth on the reverse side.


            PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE

                        THE BOARD OF DIRECTORS RECOMMENDS
                      A VOTE FOR EACH OF PROPOSALS 1 AND 2


1. Proposal to approve an amendment to the Company's Certificate of Incorporation in order to effect a stock combination (reverse split) of the Company's Common Stock in an exchange ratio to be approved by the Board of Directors, ranging from one newly issued share for each two outstanding shares of Common Stock to one newly issued share for each six outstanding shares of Common Stock.

                FOR [ ]                AGAINST [ ]               ABSTAIN [ ]

2. Proposal to approve the issuance of the Company's securities pursuant to a Subscription Agreement dated as of August 13, 1999, as amended, among the Company, Warwick Corporation, Ltd. and the investors referred to therein.

                FOR  [ ]               AGAINST  [ ]               ABSTAIN [ ]

3. The proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting or any adjournments or postponements thereof.



                The shares represented by this proxy will be voted in the manner directed. In the absence of any direction, the shares will be voted FOR each of Proposals 1 and 2 and in accordance with the discretion of the Proxies on such other matters as may properly come before the meeting.

                                        Dated:  __________________________, 1999

                                        ________________________________________

                                        ________________________________________
                                                    Signature(s)

                                        (Signature(s) should conform to names as registered. For jointly owned shares, each owner should sign. When signing as attorney, executor, administrator, trustee, guardian or officer of a corporation, please give full title.)



                 PLEASE MARK AND SIGN ABOVE AND RETURN PROMPTLY